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                                                           Exhibit 23.2
                                                           ------------

                         CONSENT OF INDEPENDENT ACCOUNTANTS


              We consent to the incorporation by reference in the registration statement of Avid Technology, Inc. on Form S-8 of our report dated February 12, 1996, on our audits of the consolidated financial statements and financial statement schedules of Avid Technology, Inc., as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report in Form 10-K for the year ended December 31, 1995.

                                                 /s/ COOPERS & LYBRAND L.L.P.

                                                 COOPERS & LYBRAND L.L.P.



         Boston, Massachusetts

         July 25, 1996